NEWS RELEASE
FOR IMMEDIATE RELEASE
October 31, 2024

Entergy reports third quarter earnings
Company narrows guidance range and updates longer-term outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported third quarter 2024 earnings per share of $2.99 on both an as-reported and an adjusted (non-GAAP) basis.
“We achieved outstanding results across operational, regulatory, resilience, and growth dimensions,” said Drew Marsh, Entergy Chair and Chief Executive Officer. “These outcomes are the result of strong execution and leveraging a stakeholder engagement model that starts with the customer and ensures value is created for all stakeholders.”
Business highlights included the following:
•Entergy narrowed its 2024 adjusted EPS guidance range to $7.15 to $7.35 (pre-split) and updated longer-term outlooks.
•E-LA filed for approval of significant new transmission and generation investment to support a new large customer.
•E-MS announced plans to build its first new natural gas power station in 50 years.
•E-AR’s 100-megawatt Walnut Bend Solar was placed in service.
•E-AR closed on West Memphis Solar and Driver Solar.
•E-LA issued an RFP using its new streamlined process to acquire 3 gigawatts of solar resources.
•The LPSC approved several items for E-LA including its FRP renewal, the gas LDC sale, the settlement with SERI to resolve all complaints against SERI (subject to FERC approval), and an agreement to divest E-LA’s share of Grand Gulf energy and capacity to E-MS.
•Filings submitted to the MPSC and FERC to divest E-LA’s share of Grand Gulf energy and capacity to E-MS.
•The CCNO approved $100 million of E-NO’s resilience plan for investment over the next two years.
•The PUCT approved an E-TX DCRF filing.
•Entergy’s Board of Directors declared a quarterly dividend of $1.20 per share, a six percent increase.
•Entergy’s Board of Directors approved a two-for-one stock split of Entergy’s common stock, effective with trading starting December 13, 2024.
•Entergy was named as one of the nation’s top utilities in economic development by Site Selection magazine for the 17th consecutive year.

Table of contents	Page
News release Appendices A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 7 8 11 14 15 16 18 20

Entergy reports third quarter earnings
October 31, 2024

Consolidated earnings (GAAP and non-GAAP measures)
Third quarter and year-to-date 2024 vs. 2023 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Third quarter			Year-to-date
	2024	2023	Change	2024	2023	Change
(After-tax, $ in millions)
As-reported earnings	645	667	(22)	769	1,369	(600)
Less adjustments	-	(27)	27	(517)	42	(559)
Adjusted earnings (non-GAAP)	645	694	(49)	1,286	1,327	(41)
Estimated weather impact	41	135	(94)	70	103	(33)

(After-tax, per share in $)
As-reported earnings	2.99	3.14	(0.15)	3.58	6.45	(2.87)
Less adjustments	-	(0.13)	0.13	(2.41)	0.20	(2.61)
Adjusted earnings (non-GAAP)	2.99	3.27	(0.28)	5.99	6.25	(0.26)
Estimated weather impact	0.19	0.64	(0.45)	0.33	0.48	(0.16)

Calculations may differ due to rounding

Consolidated results
For third quarter 2024, the company reported earnings of $645 million, or $2.99 per share, on an as-reported basis and an adjusted basis. This compared to third quarter 2023 earnings of $667 million, or $3.14 per share, on an as-reported basis and $694 million, or $3.27 per share, on an adjusted basis.
Summary discussions of results by business follow. Additional details, including information on OCF by business, are provided in Appendix A. A more detailed analysis of variances by business is provided in Appendix B.
Business results
Utility
For third quarter 2024, the Utility business reported earnings attributable to Entergy Corporation of $787 million, or $3.65 per share, on an as-reported basis and an adjusted basis. This compared to third quarter 2023 earnings of $752 million, or $3.54 per share, on an as-reported basis and $810 million, or $3.82 per share, on an adjusted basis. There were several drivers for the third quarter as-reported increase.
In third quarter 2023, as a result of Entergy Arkansas’ offer to forgo its opportunity to seek recovery of costs resulting from the March 2013 ANO stator incident, Entergy Arkansas recorded a write-off totaling $(78 million) ($(59 million) after tax). The write-off was considered an adjustment and excluded from adjusted earnings.
Other drivers for the increase included:
•the net effect of regulatory actions across the operating companies,
•higher other income (deductions) primarily due to a decrease in non-service pension costs, and
•lower other O&M.
These drivers were partially offset by:
•the effects of weather on retail volume,
•higher depreciation expense, and
•higher interest expense.

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Entergy reports third quarter earnings
October 31, 2024

On a per share basis, third quarter 2024 results reflected higher diluted average number of common shares outstanding due to the settlement of equity forwards in fourth quarter 2023 under the company’s ATM program, option exercises under the company’s stock-based compensation plans, and the dilutive effect from unsettled equity forwards under the company’s ATM program as a result of an increase in the stock price.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For third quarter 2024, Parent & Other reported a loss attributable to Entergy Corporation of $(142 million), or (66) cents per share, on an as-reported basis and an adjusted basis. This compared to a third quarter 2023 loss of $(85 million), or (40) cents per share, on an as-reported basis, and a loss of $(117 million), or (55) cents per share, on an adjusted basis.
Drivers for the third quarter variances included:
•the effects of the third quarter 2023 DOE spent fuel litigation settlement related to IPEC on asset write-offs and impairments (considered an adjustment and excluded from adjusted earnings),
•lower other income (deductions) due to lower non-service pension income and changes in legal provisions, and
•higher interest expense.

On a per share basis, third quarter 2024 results reflected higher diluted average number of common shares outstanding (see drivers in Utility section).
Earnings per share guidance
Entergy announced a two-for-one forward stock split of Entergy’s issued common stock. Each record holder of common stock as of the close of market on December 5, 2024, will receive one additional share of common stock for each then-held share, to be distributed after market close on
December 12, 2024. Trading is expected to commence on a split-adjusted basis at market open on December 13, 2024.
Entergy narrowed its 2024 adjusted EPS guidance to a range of $7.15 to $7.35 (pre-split). See webcast presentation for additional details.
The company has provided 2024 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include the exclusion of regulatory charges related to outstanding regulatory complaints and significant income tax items.
Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Thursday, October 31, 2024, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at investors.entergy.com/investors/events-and-presentations or by dialing 888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The webcast presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website

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Entergy reports third quarter earnings
October 31, 2024

at investors.entergy.com/investors/events-and-presentations and by telephone. The telephone replay will be available through November 7, 2024, by dialing 800-770-2030, conference ID 9024832.
Entergy is a Fortune 500 company that powers life for 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi, and Texas. We’re investing in the reliability, resilience and growth of the energy system while helping our region transition to cleaner, more efficient energy solutions. With roots in our communities for more than 100 years, Entergy is a nationally recognized leader in sustainability and corporate citizenship. Since 2018, we have delivered more than $100 million in economic benefits each year to local communities through philanthropy, volunteerism, and advocacy. Entergy is headquartered in New Orleans, Louisiana, and has approximately 12,000 employees.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at investors.entergy.com/investors/events-and-presentations.
Entergy maintains a web page as part of its Investor Relations website entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments.” Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

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Entergy reports third quarter earnings
October 31, 2024

Other non-GAAP measures, including adjusted ROE; adjusted ROE, excluding affiliate preferred; FFO to adjusted debt; gross liquidity; net liquidity; adjusted Parent debt to total adjusted debt; adjusted debt to adjusted capitalization; and adjusted net debt to adjusted net capitalization are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. These metrics are defined in Appendix E.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2024 earnings guidance; financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including (1) strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized, and (2) Entergy’s ability to meet

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Entergy reports third quarter earnings
October 31, 2024

the rapidly growing demand for electricity, including from hyperscale data center and other large customers, and to manage the impacts of such growth on customers and Entergy’s business; (h) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (i) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) changes in commodity markets, capital markets, or economic conditions; and (3) technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

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Media inquiries: Cristina del Canto 504-576-4238 mdelcan@entergy.com	Investor relations inquiries: Liz Hunter 504-576-3294 ehunte1@entergy.com

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Third quarter 2024 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Third quarter and year-to-date 2024 vs. 2023 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Third quarter			Year-to-date
	2024	2023	Change	2024	2023	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	787	752	35	1,423	1,663	(240)
Parent & Other	(142)	(85)	(57)	(654)	(294)	(359)
Consolidated	645	667	(22)	769	1,369	(600)

Less adjustments
Utility	-	(59)	59	(267)	10	(277)
Parent & Other	-	32	(32)	(250)	32	(282)
Consolidated	-	(27)	27	(517)	42	(559)

Adjusted earnings (loss) (non-GAAP)
Utility	787	810	(24)	1,690	1,653	36
Parent & Other	(142)	(117)	(25)	(403)	(326)	(77)
Consolidated	645	694	(49)	1,286	1,327	(41)
Estimated weather impact	41	135	(94)	70	103	(33)

Diluted average number of common shares outstanding (in millions)	216	212	3	215	212	3

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	3.65	3.54	0.11	6.63	7.84	(1.21)
Parent & Other	(0.66)	(0.40)	(0.26)	(3.04)	(1.39)	(1.66)
Consolidated	2.99	3.14	(0.15)	3.58	6.45	(2.87)

Less adjustments
Utility	-	(0.28)	0.28	(1.24)	0.05	(1.29)
Parent & Other	-	0.15	(0.15)	(1.17)	0.15	(1.32)
Consolidated	-	(0.13)	0.13	(2.41)	0.20	(2.61)

Adjusted earnings (loss) (non-GAAP)
Utility	3.65	3.82	(0.17)	7.87	7.79	0.08
Parent & Other	(0.66)	(0.55)	(0.11)	(1.88)	(1.54)	(0.34)
Consolidated	2.99	3.27	(0.28)	5.99	6.25	(0.26)
Estimated weather impact	0.19	0.64	(0.45)	0.33	0.48	(0.16)
Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.
See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
Third quarter and year-to-date 2024 vs. 2023
	Third quarter			Year-to-date
	2024	2023	Change	2024	2023	Change
(Pre-tax except for income taxes and totals; $ in millions)
Utility
2Q24 E-LA global agreement to resolve its FRP extension filing and other retail matters	-	-	-	(151)	-	(151)
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	-	-	(132)	-	(132)
1Q24 E-NO increase in customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution	-	-	-	(79)	-	(79)
3Q23 E-AR write-off of assets related to the ANO stator incident	-	(78)	78	-	(78)	78
1Q23 impacts from E-LA storm cost approval and securitization, including customer sharing (excluding income tax item below)	-	-	-	-	(87)	87
Income tax effect on Utility adjustments above	-	20	(20)	95	47	48
1Q23 E-LA income tax benefit resulting from securitization	-	-	-	-	129	(129)
Total Utility	-	(59)	59	(267)	10	(277)

Parent & Other
2Q24 pension lift out	-	-	-	(317)	-	(317)
3Q23 DOE spent nuclear fuel litigation settlement (IPEC)	-	40	(40)	-	40	(40)
Income tax effect on Parent & Other adjustments above	-	(9)	9	67	(9)	75
Total Parent & Other	-	32	(32)	(250)	32	(282)

Total adjustments	-	(27)	27	(517)	42	(559)

(After-tax, per share in $) (b)
Utility
2Q24 E-LA global agreement to resolve its FRP extension filing and other retail matters	-	-	-	(0.52)	-	(0.52)
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	-	-	(0.45)	-	(0.45)
1Q24 E-NO increase in customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution	-	-	-	(0.27)	-	(0.27)
3Q23 E-AR write-off of assets related to the ANO stator incident	-	(0.28)	0.28	-	(0.28)	0.28
1Q23 impacts from E-LA storm cost approval and securitization, including customer sharing	-	-	-	-	0.32	(0.32)
Total Utility	-	(0.28)	0.28	(1.24)	0.05	(1.29)

Parent & Other
2Q24 pension lift out	-	-	-	(1.17)	-	(1.17)
3Q23 DOE spent nuclear fuel litigation settlement (IPEC)	-	0.15	(0.15)	-	0.15	(0.15)
Total Parent & Other	-	0.15	(0.15)	(1.17)	0.15	(1.32)

Total adjustments	-	(0.13)	0.13	(2.41)	0.20	(2.61)

Calculations may differ due to rounding
(b)Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/ (negative) impact on earnings)
Third quarter and year-to-date 2024 vs. 2023
(Pre-tax except for income taxes and totals; $ in millions)
	Third quarter			Year-to-date
	2024	2023	Change	2024	2023	Change
Utility
Operating revenues	-	-	-	-	31	(31)
Other O&M	-	-	-	(1)	-	(1)
Asset write-offs, impairments, and related charges	-	(78)	78	(132)	(78)	(53)
Other regulatory charges (credits) – net	-	-	-	(229)	(103)	(125)
Other income (deductions)	-	-	-	-	(15)	15
Income taxes	-	20	(20)	95	176	(81)
Total Utility	-	(59)	59	(267)	10	(277)

Parent & Other
Asset write-offs, impairments, and related charges	-	40	(40)	-	40	(40)
Other income (deductions)	-	-	-	(317)	-	(317)
Income taxes	-	(9)	9	67	(9)	75
Total Parent & Other	-	32	(32)	(250)	32	(282)

Total adjustments	-	(27)	27	(517)	42	(559)

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Third quarter and year-to-date 2024 vs. 2023
($ in millions)
	Third quarter			Year-to-date
	2024	2023	Change	2024	2023	Change
Utility	1,600	1,387	213	3,225	3,301	(76)
Parent & Other	(37)	18	(55)	(117)	(70)	(47)
Consolidated	1,562	1,405	157	3,109	3,231	(122)

Calculations may differ due to rounding

OCF increased for the quarter primarily due to lower Utility fuel and purchased power payments, timing of pension contributions, and higher Utility customer receipts. The increases were partially offset by higher interest payments and a DOE award received in third quarter 2023.

B: Earnings variance analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2024 versus 2023 as-reported and adjusted earnings per share variances for Utility and Parent & Other.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Third quarter 2024 vs. 2023
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2023 earnings (loss)	3.54	3.82		(0.40)	(0.55)		3.14	3.27
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits) – net	(0.09)	(0.09)	(f)	(0.02)	(0.02)		(0.11)	(0.11)
Nuclear refueling outage expenses	0.01	0.01		-	-		0.01	0.01
Other O&M	0.10	0.10	(g)	-	-		0.10	0.10
Asset write-offs, impairments, and related charges	0.28	-	(h)	(0.15)	-	(i)	0.13	-
Decommissioning	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Taxes other than income taxes	0.02	0.02		-	-		0.02	0.02
Depreciation and amortization	(0.21)	(0.21)	(j)	-	-		(0.21)	(0.21)
Other income (deductions)	0.15	0.15	(k)	(0.07)	(0.07)	(l)	0.07	0.07
Interest expense	(0.08)	(0.08)	(m)	(0.06)	(0.06)	(n)	(0.14)	(0.14)
Income taxes – other	(0.01)	(0.01)		0.04	0.04		0.03	0.03
Preferred dividend requirements and noncontrolling interests	0.01	0.01		-	-		0.01	0.01
Share effect	(0.06)	(0.06)	(o)	0.01	0.01		(0.05)	(0.05)
2024 earnings (loss)	3.65	3.65		(0.66)	(0.66)		2.99	2.99

h
Calculations may differ due to rounding

Appendix B-2: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Year-to-date 2024 vs. 2023
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2023 earnings (loss)	7.84	7.79		(1.39)	(1.54)		6.45	6.25
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits) – net	(0.25)	0.33	(f)	(0.05)	(0.05)	(p)	(0.30)	0.28
Nuclear refueling outage expenses	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Other O&M	(0.26)	(0.25)	(g)	0.02	0.02		(0.24)	(0.24)
Asset write-offs, impairments, and related charges	(0.18)	-	(h)	(0.15)	-	(i)	(0.33)	-
Decommissioning	(0.03)	(0.03)		-	-		(0.03)	(0.03)
Taxes other than income taxes	(0.02)	(0.02)		-	-		(0.02)	(0.02)
Depreciation and amortization	(0.49)	(0.49)	(j)	-	-		(0.49)	(0.49)
Other income (deductions)	0.85	0.78	(k)	(1.36)	(0.18)	(l)	(0.51)	0.60
Interest expense	(0.19)	(0.19)	(m)	(0.17)	(0.17)	(n)	(0.36)	(0.36)
Income taxes – other	(0.56)	0.05	(q)	0.02	0.02		(0.54)	0.07
Preferred dividend requirements and noncontrolling interests	0.01	0.01		-	-		0.01	0.01
Share effect	(0.08)	(0.09)	(o)	0.04	0.02		(0.04)	(0.07)
2024 earnings (loss)	6.63	7.87		(3.04)	(1.88)		3.58	5.99

Calculations may differ due to rounding

(c)Utility operating revenue and Utility income taxes – other excluded the following for the amortization of unprotected excess ADIT (net effect was neutral to earnings) ($ in millions):

	3Q24	3Q23	YTD24	YTD23
Utility operating revenue	6	5	22	8
Utility income taxes – other	(6)	(5)	(22)	(8)
(d)Utility regulatory charges (credits) – net and Utility preferred dividend requirements and noncontrolling interests excluded the following for the effects of HLBV accounting and the approved deferral (net effect was neutral to earnings) ($ millions):

	3Q24	3Q23	YTD24	YTD23
Utility regulatory charges (credits) – net	(3)	(3)	(9)	(10)
Utility preferred dividend requirements and noncontrolling interests	3	3	9	10
(e)EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes – other represents income tax differences other than the income tax effect of individual line items. Share effect captures the per share impact from the change in diluted average number of common shares outstanding.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power;
and other regulatory charges (credits) – net variance analysis
2024 vs. 2023 ($ EPS)

	3Q	YTD
Electric volume / weather	(0.41)	(0.06)
Retail electric price	0.32	0.79
2Q24 E-LA global agreement to resolve its FRP extension filing and other retail matters	-	(0.52)
2Q24 E-MS 2024 FRP relate-back	-	0.03
1Q24 E-NO provision for increased income tax sharing	-	(0.27)
3Q23 E-TX adjustments to regulatory provisions	(0.11)	(0.11)
3Q23 E-TX base rate case relate-back	0.03	0.03
3Q23 SERI depreciation rate settlement	0.14	0.14
1Q23 impacts from E-LA storm cost approval and securitization, including customer sharing	-	0.22
E-LA wholesale contract termination	(0.03)	(0.09)
Reg. provisions for decommissioning items	(0.03)	(0.44)
Other, including Grand Gulf recovery	-	0.03
Total	(0.09)	(0.25)
(f)The third quarter and year-to-date variances included several drivers. The third quarter variances included the effects of weather on retail volume, which was partially offset by a wholesale contract termination (the sales from this agreement are now included in retail sales). The variances also reflected regulatory actions including E-AR’s FRP, E-LA’s FRP (including riders), and E-MS’s FRP. Additionally, the variances included the net effect of the third quarter 2023 adjustments to regulatory provisions at E-TX, changes in regulatory provisions for decommissioning items (based on regulatory treatment, decommissioning-related variances were offset in other line items and were largely earnings neutral), and a third quarter 2023 regulatory provision recorded at SERI for the refund of excess depreciation previously collected from customers as a result of FERC approving lower depreciation rates retroactive to March 2022 (largely offset by a retroactive reduction in depreciation expense). The year-to-date as-reported variance also reflected several items that were considered adjustments and excluded from adjusted earnings. (1) A regulatory charge of $(150 million) ($(111 million) after tax) was recorded in second quarter 2024 as a result of E-LA reaching an agreement in principle to provide $184 million of customer credits, including for increasing customer sharing of income tax benefits resulting from the 2016-2018 IRS audit resolution (a reserve of $38 million was previously established) to resolve several open matters. (2) A regulatory charge for $(79 million) ($(57 million) after tax) was recorded in first quarter 2024 by E-NO to provide for sharing additional income tax benefits from the 2016–2018 IRS audit resolution with customers. (3) E-LA recorded items in first quarter 2023 which resulted from its securitization including $(103 million) ($(76 million) after tax) for a regulatory provision for customer sharing and $31 million ($31 million after tax) for a true-up of carrying charges on storm costs. The year-to-date variances also included the effects of E-TX’s base rate case relate-back portion in retail electric price.
(g)The third quarter earnings increase from lower Utility other O&M was largely due to a decrease in power delivery expenses primarily due to the timing of vegetation maintenance costs and lower compensation and benefits costs. The year-to-date earnings decrease from higher Utility other O&M was primarily due to higher contract costs related to operational performance, customer service, and organizational health initiatives; higher energy efficiency costs; the recognition of an E-AR DOE award judgment in the third quarter 2023; higher bad debt expense; higher MISO transmission costs; higher non-nuclear generation expenses primarily due to the scope of work performed in 2024 compared to 2023; and a gain recorded in second quarter 2023 on the partial sale of a service center as part of an eminent domain proceeding. The year-to-date earnings decrease was partially offset by lower power delivery expenses due to the timing of vegetation maintenance costs.
(h)The third quarter as-reported earnings increase from lower Utility asset write-offs and impairments was primarily due to a $(78 million) ($(59 million) after-tax) E-AR write-off in third quarter 2023, which resulted from E-AR’s agreement to forgo its opportunity to seek recovery of costs associated with the ANO Stator incident in 2013 (considered an adjustment and excluded from adjusted earnings). The year-to-date as-reported earnings decrease from higher Utility asset write-offs and impairments also reflected the first quarter 2024 write-off of an E-AR regulatory asset totaling $(132 million) ($(97 million) after tax) related to the opportunity sales proceeding (considered an adjustment and excluded from adjusted earnings).
(i)The third quarter and year-to-date as-reported earnings decreases from Parent & Other asset write-offs and impairments were due to recording a spent fuel litigation settlement related to IPEC in third quarter 2023 (considered an adjustment and excluded from adjusted earnings).
(j)The third quarter and year-to-date earnings decreases from higher Utility depreciation and amortization were primarily due to a reduction in depreciation expense in third quarter 2023 resulting from FERC approval of lower depreciation rates at SERI retroactive to March 2022 (largely offset by a regulatory provision to refund the excess depreciation previously collected from customers) and higher plant in service. The year-to-date decrease also reflected the recognition of depreciation expense from E-TX’s 2022 base rate case relate-back effective January 2024 and an increase in depreciation rates for E-TX effective June 2023. The year-to-date decrease was partially offset by lower depreciation rates for SERI effective June 2023.
(k)The third quarter and year-to-date earnings increases from higher Utility other income (deductions) were largely due to a decrease in non-service pension costs and changes in nuclear decommissioning trust returns, including portfolio rebalancing in 2024 (based on regulatory treatment, decommissioning-related variances are offset in other line items and were largely earnings neutral). Higher AFUDC–equity due to higher construction work in progress also contributed to the increase. The year-to-date increase also reflected higher intercompany dividend income from affiliate preferred membership interests related to 2023 storm cost securitizations (largely offset at P&O), and a $(15 million) ($(15 million) after tax) charge recorded in first quarter 2023 to account for LURC’s 1% beneficial interest in the storm trust established as part of E-LA’s 2023 storm cost securitization (considered an adjustment and excluded from adjusted earnings).
(l)The third quarter and year-to-date as-reported earnings decreases from lower Parent & Other other income (deductions) were partly due to changes in legal provisions and lower non-service pension income. The year-to-date decrease also reflected a second quarter 2024 $(317 million) ($(250 million) after tax) one-time non-cash pension settlement charge associated with the purchase of a group annuity contract to settle certain pension liabilities (considered an adjustment and excluded from adjusted earnings) as well as higher intercompany dividends associated with affiliate preferred membership interests resulting from E-LA’s securitizations (largely offset at Utility).
(m)The third quarter and year-to-date earnings decreases from higher Utility interest expense were primarily due to higher interest rates as well as higher debt balances.
(n)The third quarter and year-to-date earnings decreases from higher Parent & Other interest expense were primarily due to the issuance of $1.2 billion of junior subordinated debentures in May 2024. The year-to-date decrease also reflected higher interest on commercial paper borrowings.
(o)The third quarter and year-to-date earnings per share impacts from share effect reflected higher shares outstanding due to the settlement of equity forwards in fourth quarter 2023 under the company’s ATM program, option exercises under the company’s stock-based compensation plans, and the dilutive effect of unsettled equity forwards under the company’s ATM program as a result of an increase in the stock price.
(p)The year-to-date earnings decrease from lower P&O net revenue was primarily due to lower capacity revenues resulting from the first quarter 2024 termination of a municipal requirements contract.
(q)The year-to-date as-reported earnings decrease from Utility income taxes – other was largely due to a $129 million income tax benefit recorded in first quarter 2023 related to storm cost securitization financing (considered an adjustment and excluded from adjusted earnings). Excluding this item, there were several individually insignificant items that partially offset the as-reported decrease.

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Third quarter and year-to-date 2024 vs. 2023
	Third quarter				Year-to-date
	2024	2023	% Change	% Weather adjusted (r)	2024	2023	% Change	% Weather adjusted (r)
GWh sold
Residential	11,519	12,661	(9.0)	1.3	28,499	28,963	(1.6)	(0.2)
Commercial	8,394	8,648	(2.9)	2.0	21,797	21,865	(0.3)	0.7
Governmental	684	700	(2.3)	(0.3)	1,883	1,887	(0.2)	0.8
Industrial	15,150	13,781	9.9	9.9	42,174	39,823	5.9	5.9
Total retail sales	35,747	35,790	(0.1)	5.0	94,353	92,538	2.0	2.7
Wholesale	3,727	3,916	(4.8)		10,737	11,589	(7.4)
Total sales	39,474	39,706	(0.6)		105,090	104,127	0.9

Number of electric retail customers
Residential					2,601,894	2,581,652	0.8
Commercial					371,579	370,966	0.2
Governmental					18,015	18,008	-
Industrial					49,550	50,380	(1.6)
Total retail customers					3,041,038	3,021,006	0.7

Other O&M and nuclear refueling outage exp. per MWh	$19.01	$19.70	(3.5)		$20.87	$20.34	2.6

Calculations may differ due to rounding
(r)The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the quarter, on a weather-adjusted basis, retail sales increased 5.0 percent. Industrial sales increased 9.9 percent mainly due to higher sales to large industrial customers primarily in the petroleum refining industry. Residential sales were 1.3 percent higher and commercial sales increased 2.0 percent.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
Third quarter 2024 vs. 2023 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending September 30	2024	2023	Change
GAAP measure
As-reported ROE	12.2%	11.4%	0.8%

Non-GAAP financial measure
Adjusted ROE	9.7%	11.1%	(1.4)%

As of September 30 ($ in millions, except where noted)	2024	2023	Change
GAAP measures
Cash and cash equivalents	1,412	1,520	(108)
Available revolver capacity	4,345	4,346	(1)
Commercial paper	1,122	1,351	(229)
Total debt	29,100	27,619	1,481
Junior subordinated debentures	1,200	-	1,200
Securitization debt	249	278	(29)
Debt to capital	65%	66%	(1)%
Storm escrows	336	416	(80)

Non-GAAP financial measures ($ in millions, except where noted)
Adjusted debt to adjusted capitalization	64%	66%	(2)%
Adjusted net debt to adjusted net capitalization	63%	65%	(2)%
Gross liquidity	5,757	5,865	(108)
Net liquidity	6,361	4,978	1,383
Adjusted parent debt to total adjusted debt	20%	20%	1%
FFO to adjusted debt	13.5%	12.4%	1.1%

Calculations may differ due to rounding

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales
Financial measures – GAAP
As-reported ROE	Last twelve months net income attributable to Entergy Corp. divided by avg. common equity
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable, and commercial paper
Financial measures – non-GAAP
Adjusted capitalization	Capitalization excluding securitization debt
Adjusted debt	Debt excluding securitization debt and 50% of junior subordinated debentures
Adjusted debt to adjusted capitalization	Adjusted debt divided by adjusted capitalization
Adjusted EPS	As-reported earnings minus adjustments, divided by the diluted average number of common shares outstanding
Adjusted net capitalization	Adjusted capitalization minus cash and cash equivalents
Adjusted net debt	Adjusted debt minus cash and cash equivalents
Adjusted net debt to adjusted net capitalization	Adjusted net debt divided by adjusted net capitalization
Adjusted Parent debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities, minus 50% of junior subordinated debentures
Adjusted Parent debt to total adjusted debt	Adjusted Parent debt divided by consolidated adjusted debt
Adjusted ROE	Last twelve months adjusted earnings divided by average common equity
Adjusted ROE excluding affiliate preferred	Last twelve months adjusted earnings, excluding dividend income from affiliate preferred as well as the after-tax cost of debt financing for preferred investment, divided by average common equity adjusted to exclude the estimated equity associated with the affiliate preferred investment
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items
FFO	OCF minus AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, deferred fuel costs, and other working capital accounts), 50% of interest on junior subordinated debentures, and securitization regulatory charges
FFO to adjusted debt	Last twelve months FFO divided by end of period adjusted debt
Gross liquidity	Sum of cash and cash equivalents plus available revolver capacity
Net liquidity	Sum of cash and cash equivalents, available revolver capacity, escrow accounts available for certain storm expenses, and equity sold forward but not yet settled minus commercial paper borrowing

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
ADIT	Accumulated deferred income taxes	IPEC	Indian Point Energy Center (nuclear) (sold 5/28/21)
AFUDC – borrowed funds	Allowance for borrowed funds used during construction	IRS	Internal Revenue Service
AFUDC – equity	Allowance for equity funds used during construction	LCPS	Lake Charles Power Station
AMS	Advanced metering system	LDC	Local distribution company
ANO	Arkansas Nuclear One (nuclear)	LNG	Liquified natural gas
APSC	Arkansas Public Service Commission	LPSC	Louisiana Public Service Commission
ATM	At the market equity issuance program	LTM	Last twelve months
bbl	Barrels	LURC	Louisiana Utility Restoration Corporation
Bcf/d	Billion cubic feet per day	MISO	Midcontinent Independent System Operator, Inc.
bps	Basis points	MMBtu	Million British thermal units
CAGR	Compound annual growth rate	Moody’s	Moody’s Ratings
CCCT	Combined cycle combustion turbine	MPSC	Mississippi Public Service Commission
CCGT	Combined cycle gas turbine	MTEP	MISO Transmission Expansion Plan
CCN	Certificate for convenience and necessity	NBP	National Balancing Point
CCNO	Council of the City of New Orleans	NDT	Nuclear decommissioning trust
CCS	Carbon capture and sequestration	NGL	Natural gas liquid
CFO	Cash from operations	NYSE	New York Stock Exchange
COD	Commercial operation date	O&M	Operations and maintenance
CT	Combustion turbine	OCAPS	Orange County Advanced Power Station (CCCT)
DCRF	Distribution cost recovery factor	OCF	Net cash flow provided by operating activities
DOE	U.S. Department of Energy	OpCo	Utility operating company
DRM	Distribution Recovery Mechanism (rider within E-LA’s FRP)	OPEB	Other post-employment benefits
E-AR	Entergy Arkansas, LLC	Other O&M	Other non-fuel operation and maintenance expense
E-LA	Entergy Louisiana, LLC	P&O	Parent & Other
E-MS	Entergy Mississippi, LLC	PMR	Performance Management Rider
E-NO	Entergy New Orleans, LLC	PPA	Power purchase agreement or purchased power agreement
E-TX	Entergy Texas, Inc.	PUCT	Public Utility Commission of Texas
EEI	Edison Electric Institute	RECs	Renewable Energy Certificates
EPS	Earnings per share	RFP	Request for proposals
ESG	Environmental, social, and governance	ROE	Return on equity
ETR	Entergy Corporation	RPCR	Resilience plan cost recovery rider
FERC	Federal Energy Regulatory Commission	RSP	Rate Stabilization Plan (E-LA gas)
FFO	Funds from operations	S&P	Standard & Poor’s
FRP	Formula rate plan	SEC	U.S. Securities and Exchange Commission
GAAP	U.S. generally accepted accounting principles	SERI	System Energy Resources, Inc.
GRIP	Grid Resilience and Innovation Partnerships (DOE grant program)	TCRF	Transmission cost recovery factor
GCRR	Generation Cost Recovery Rider	TRAM	Tax reform adjustment mechanism
Grand Gulf or GGNS	Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI	TRM	Transmission Recovery Mechanism (rider within E-LA’s FRP)
HLBV	Hypothetical liquidation at book value	UPSA	Unit Power Sales Agreement
		WACC	Weighted-average cost of capital
		WTI	West Texas Intermediate

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Third quarter
		2024	2023
As-reported net income attributable to Entergy Corporation	(A)	1,757	1,475
Adjustments	(B)	360	41

Adjusted earnings (non-GAAP)	(C)=(A-B)	1,397	1,434

Average common equity (average of beginning and ending balances)	(D)	14,362	12,894

As-reported ROE	(A/D)	12.2%	11.4%
Adjusted ROE (non-GAAP)	(C/D)	9.7%	11.1%

Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – FFO to adjusted debt
($ in millions except where noted)		Third quarter
		2024	2023
Total debt	(A)	29,100	27,619
Securitization debt	(B)	249	278
50% junior subordinated debentures	(C)	600	-
Adjusted debt (non-GAAP)	(D)=(A-B-C)	28,251	27,341

Net cash flow provided by operating activities, LTM	(E)	4,172	4,007

AFUDC – borrowed funds, LTM	(F)	46	39

50% of the interest expense associated with junior subordinated debentures, LTM	(G)	(15)	-

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		46	(6)
Fuel inventory		26	(47)
Accounts payable		32	(346)
Taxes accrued		39	23
Interest accrued		11	32
Deferred fuel costs		347	1,048
Other working capital accounts		(198)	(170)
Securitization regulatory charges, LTM		24	32
Total	(H)	328	566

FFO, LTM (non-GAAP)	(I)=(E-F-G-H)	3,814	3,402

FFO to adjusted debt (non-GAAP)	(I/D)	13.5%	12.4%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – adjusted debt ratios; gross liquidity; and net liquidity
($ in millions except where noted)		Third quarter
		2024	2023
Total debt	(A)	29,100	27,619
Securitization debt	(B)	249	278
50% junior subordinated debentures	(C)	600	-
Adjusted debt (non-GAAP)	(D)=(A-B-C)	28,251	27,341
Cash and cash equivalents	(E)	1,412	1,520
Adjusted net debt (non-GAAP)	(F)=(D-E)	26,839	25,821

Commercial paper	(G)	1,122	1,351

Total capitalization	(H)	44,461	41,657
Securitization debt	(B)	249	278
Adjusted capitalization (non-GAAP)	(I)=(H-B)	44,212	41,379
Cash and cash equivalents	(E)	1,412	1,520
Adjusted net capitalization (non-GAAP)	(J)=(I-E)	42,800	39,859

Total debt to total capitalization	(A/H)	65%	66%
Adjusted debt to adjusted capitalization (non-GAAP)	(D/I)	64%	66%
Adjusted net debt to adjusted net capitalization (non-GAAP)	(F/J)	63%	65%

Available revolver capacity	(K)	4,345	4,346

Storm escrows	(L)	336	416
Equity sold forward, not yet settled (s)	(M)	1,390	48

Gross liquidity (non-GAAP)	(N)=(E+K)	5,757	5,865
Net liquidity (non-GAAP)	(N-G+L+M)	6,361	4,978

Entergy Corporation notes:
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Junior subordinated debentures due December 2054		1,200	-
Total Parent long-term debt	(O)	5,250	4,050
Revolver draw	(P)	-	-
Unamortized debt issuance costs and discounts	(Q)	(47)	(39)
Total parent debt	(R)=(G+O+P+Q)	6,326	5,363

Adjusted Parent debt (non-GAAP)	(S)=(R-C)	5,726	5,363

Adjusted parent debt to total adjusted debt (non-GAAP)	(S/D)	20%	20%

Calculations may differ due to rounding
(s)Reflects adjustments, including for common dividends between issuance and settlement.

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
September 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$84,088	$7,159	$91,247
Temporary cash investments	1,247,048	73,517	1,320,565
Total cash and cash equivalents	1,331,136	80,676	1,411,812
Accounts receivable:
Customer	939,477	—	939,477
Allowance for doubtful accounts	(22,090)	—	(22,090)
Associated companies	3,483	(3,483)	—
Other	201,520	1,722	203,242
Accrued unbilled revenues	545,946	—	545,946
Total accounts receivable	1,668,336	(1,761)	1,666,575
Deferred fuel costs	6,774	—	6,774
Fuel inventory - at average cost	150,439	5,707	156,146
Materials and supplies - at average cost	1,618,533	4,518	1,623,051
Deferred nuclear refueling outage costs	107,369	—	107,369
Prepayments and other	483,833	(237,754)	246,079
TOTAL	5,366,420	(148,614)	5,217,806

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,313,190	(4,313,190)	—
Decommissioning trust funds	5,541,880	—	5,541,880
Non-utility property - at cost (less accumulated depreciation)	414,538	6,437	420,975
Storm reserve escrow account	336,407	—	336,407
Other	39,121	33,006	72,127
TOTAL	10,645,136	(4,273,747)	6,371,389

PROPERTY, PLANT, AND EQUIPMENT

Electric	68,860,324	201,847	69,062,171
Natural gas	740,293	—	740,293
Construction work in progress	3,474,755	1,331	3,476,086
Nuclear fuel	704,843	—	704,843
TOTAL PROPERTY, PLANT, AND EQUIPMENT	73,780,215	203,178	73,983,393
Less - accumulated depreciation and amortization	27,394,176	146,477	27,540,653
PROPERTY, PLANT, AND EQUIPMENT - NET	46,386,039	56,701	46,442,740

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,487,360	—	5,487,360
Deferred fuel costs	172,201	—	172,201
Goodwill	374,099	—	374,099
Accumulated deferred income taxes	13,075	2,762	15,837
Other	264,298	116,319	380,617
TOTAL	6,311,033	119,081	6,430,114

TOTAL ASSETS	$68,708,628	$(4,246,579)	$64,462,049

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$378,090	$939,000	$1,317,090
Notes payable and commercial paper:
Other	—	1,122,409	1,122,409
Accounts payable:
Associated companies	32,843	(32,843)	—
Other	1,514,843	8,436	1,523,279
Customer deposits	466,770	—	466,770
Taxes accrued	485,655	85,370	571,025
Interest accrued	220,345	52,690	273,035
Deferred fuel costs	264,097	—	264,097
Pension and other postretirement liabilities	41,517	13,634	55,151
Other	247,521	18,869	266,390
TOTAL	3,651,681	2,207,565	5,859,246

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	6,321,040	(1,771,521)	4,549,519
Accumulated deferred investment tax credits	197,580	—	197,580
Regulatory liability for income taxes - net	1,032,288	—	1,032,288
Other regulatory liabilities	3,684,331	—	3,684,331
Decommissioning and asset retirement cost liabilities	4,813,156	3,463	4,816,619
Accumulated provisions	481,635	261	481,896
Pension and other postretirement liabilities	415,840	44,984	460,824
Long-term debt	22,160,000	4,403,350	26,563,350
Other	1,865,205	(409,930)	1,455,275
TOTAL	40,971,075	2,270,607	43,241,682

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2024 - none	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 280,975,348 shares in 2024	2,438,748	(2,435,938)	2,810
Paid-in capital	5,205,168	2,603,238	7,808,406
Retained earnings	16,196,831	(4,211,279)	11,985,552
Accumulated other comprehensive income	57,345	18,840	76,185
Less - treasury stock, at cost (66,567,334 shares in 2024)	120,000	4,720,111	4,840,111
TOTAL SHAREHOLDERS' EQUITY	23,778,092	(8,745,250)	15,032,842
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	112,619	(3,750)	108,869
TOTAL	23,890,711	(8,749,000)	15,141,711

TOTAL LIABILITIES AND EQUITY	$68,708,628	$(4,246,579)	$64,462,049

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$63,000	$8,609	$71,609
Temporary cash investments	37,434	23,505	60,939
Total cash and cash equivalents	100,434	32,114	132,548
Accounts receivable:
Customer	699,411	—	699,411
Allowance for doubtful accounts	(25,905)	—	(25,905)
Associated companies	(21,282)	21,282	—
Other	215,265	10,069	225,334
Accrued unbilled revenues	494,615	—	494,615
Total accounts receivable	1,362,104	31,351	1,393,455
Deferred fuel costs	169,967	—	169,967
Fuel inventory - at average cost	185,653	7,146	192,799
Materials and supplies - at average cost	1,414,613	4,356	1,418,969
Deferred nuclear refueling outage costs	140,115	—	140,115
Prepayments and other	210,563	2,453	213,016
TOTAL	3,583,449	77,420	3,660,869

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,509,294	(4,509,294)	—
Decommissioning trust funds	4,863,710	—	4,863,710
Non-utility property - at cost (less accumulated depreciation)	410,845	7,701	418,546
Storm reserve escrow account	323,206	—	323,206
Other	38,513	30,981	69,494
TOTAL	10,145,568	(4,470,612)	5,674,956

PROPERTY, PLANT, AND EQUIPMENT

Electric	66,638,517	211,957	66,850,474
Natural gas	717,503	—	717,503
Construction work in progress	2,108,760	943	2,109,703
Nuclear fuel	707,852	—	707,852
TOTAL PROPERTY, PLANT, AND EQUIPMENT	70,172,632	212,900	70,385,532
Less - accumulated depreciation and amortization	26,395,786	155,417	26,551,203
PROPERTY, PLANT, AND EQUIPMENT - NET	43,776,846	57,483	43,834,329

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,669,404	—	5,669,404
Deferred fuel costs	172,201	—	172,201
Goodwill	374,099	—	374,099
Accumulated deferred income taxes	14,010	2,357	16,367
Other	151,461	149,710	301,171
TOTAL	6,381,175	152,067	6,533,242

TOTAL ASSETS	$63,887,038	$(4,183,642)	$59,703,396

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,960,057	$139,000	$2,099,057
Notes payable and commercial paper:
Other	—	1,138,171	1,138,171
Accounts payable:
Associated companies	66,835	(66,835)	—
Other	1,558,713	8,032	1,566,745
Customer deposits	446,146	—	446,146
Taxes accrued	431,146	3,067	434,213
Interest accrued	201,336	12,861	214,197
Deferred fuel costs	218,927	—	218,927
Pension and other postretirement liabilities	45,144	14,364	59,508
Other	213,809	5,719	219,528
TOTAL	5,142,113	1,254,379	6,396,492

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,843,746	(1,597,764)	4,245,982
Accumulated deferred investment tax credits	205,973	—	205,973
Regulatory liability for income taxes - net	1,033,242	—	1,033,242
Other regulatory liabilities	3,116,926	—	3,116,926
Decommissioning and asset retirement cost liabilities	4,505,119	663	4,505,782
Accumulated provisions	462,296	274	462,570
Pension and other postretirement liabilities	546,897	101,516	648,413
Long-term debt	18,995,944	4,012,895	23,008,839
Other	1,528,284	(411,623)	1,116,661
TOTAL	36,238,427	2,105,961	38,344,388

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2023 - none	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 280,975,348 shares in 2023	2,458,748	(2,455,938)	2,810
Paid-in capital	5,198,873	2,596,538	7,795,411
Retained earnings	14,585,015	(2,644,631)	11,940,384
Accumulated other comprehensive loss	64,492	(226,952)	(162,460)
Less - treasury stock, at cost (68,162,778 shares in 2023)	120,000	4,833,498	4,953,498
TOTAL SHAREHOLDERS' EQUITY	22,187,128	(7,564,481)	14,622,647
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	124,209	(3,750)	120,459
TOTAL	22,311,337	(7,568,231)	14,743,106

TOTAL LIABILITIES AND EQUITY	$63,887,038	$(4,183,642)	$59,703,396

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$3,337,820	$—	$3,337,820
Natural gas	32,318	—	32,318
Other	—	18,962	18,962
Total	3,370,138	18,962	3,389,100

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	637,074	10,908	647,982
Purchased power	205,144	7,928	213,072
Nuclear refueling outage expenses	36,280	—	36,280
Other operation and maintenance	714,162	8,725	722,887
Decommissioning	55,277	43	55,320
Taxes other than income taxes	191,668	459	192,127
Depreciation and amortization	496,884	1,597	498,481
Other regulatory charges (credits) - net	(102,911)	—	(102,911)
Total	2,233,578	29,660	2,263,238

OPERATING INCOME	1,136,560	(10,698)	1,125,862

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	33,126	—	33,126
Interest and investment income	137,518	(73,202)	64,316
Miscellaneous - net	(54,624)	(12,308)	(66,932)
Total	116,020	(85,510)	30,510

INTEREST EXPENSE
Interest expense	241,852	66,650	308,502
Allowance for borrowed funds used during construction	(13,359)	—	(13,359)
Total	228,493	66,650	295,143

INCOME BEFORE INCOME TAXES	1,024,087	(162,858)	861,229

Income taxes	237,225	(21,750)	215,475

CONSOLIDATED NET INCOME	786,862	(141,108)	645,754

Preferred dividend requirements of subsidiaries and noncontrolling interests	315	499	814

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$786,547	$(141,607)	$644,940

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.68	($0.66)	$3.01
DILUTED	$3.65	($0.66)	$2.99

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			214,012,467
DILUTED			215,694,209
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility		Parent & Other	Consolidated

OPERATING REVENUES
Electric	$3,526,935		$—	$3,526,935
Natural gas	32,305		—	32,305
Other	—		36,282	36,282
Total	3,559,240		36,282	3,595,522

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	693,258		14,233	707,491
Purchased power	292,283		17,093	309,376
Nuclear refueling outage expenses	39,057		—	39,057
Other operation and maintenance	743,289		8,474	751,763
Asset write-offs, impairments and related charges (credits)	78,434		(40,356)	38,078
Decommissioning	52,324		12	52,336
Taxes other than income taxes	197,086		568	197,654
Depreciation and amortization	438,293		1,580	439,873
Other regulatory charges (credits) - net	(83,489)		—	(83,489)
Total	2,450,535	—	1,604	2,452,139

OPERATING INCOME	1,108,705		34,678	1,143,383

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	24,225		—	24,225
Interest and investment income	78,252		(75,690)	2,562
Miscellaneous - net	(25,927)		7,909	(18,018)
Total	76,550		(67,781)	8,769

INTEREST EXPENSE
Interest expense	214,723		50,211	264,934
Allowance for borrowed funds used during construction	(9,493)		—	(9,493)
Total	205,230		50,211	255,441

INCOME BEFORE INCOME TAXES	980,025		(83,314)	896,711

Income taxes	225,989		1,008	226,997

CONSOLIDATED NET INCOME	754,036		(84,322)	669,714

Preferred dividend requirements of subsidiaries and noncontrolling interests	2,460		499	2,959

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$751,576		$(84,821)	$666,755

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.55		($0.40)	$3.15
DILUTED	$3.54		($0.40)	$3.14

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				211,459,244
DILUTED				212,238,117
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$8,950,373	$—	$8,950,373
Natural gas	133,342	—	133,342
Other	—	53,633	53,633
Total	9,083,715	53,633	9,137,348

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,755,701	31,447	1,787,148
Purchased power	617,348	24,571	641,919
Nuclear refueling outage expenses	112,820	—	112,820
Other operation and maintenance	2,080,867	30,825	2,111,692
Asset write-offs, impairments and related charges	131,775	—	131,775
Decommissioning	162,826	68	162,894
Taxes other than income taxes	570,164	1,913	572,077
Depreciation and amortization	1,498,787	4,718	1,503,505
Other regulatory charges (credits) - net	132,043	—	132,043
Total	7,062,331	93,542	7,155,873

OPERATING INCOME	2,021,384	(39,909)	1,981,475

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	89,196	—	89,196
Interest and investment income	504,018	(218,418)	285,600
Miscellaneous - net	(137,496)	(322,730)	(460,226)
Total	455,718	(541,148)	(85,430)

INTEREST EXPENSE
Interest expense	701,739	185,769	887,508
Allowance for borrowed funds used during construction	(35,588)	—	(35,588)
Total	666,151	185,769	851,920

INCOME BEFORE INCOME TAXES	1,810,951	(766,826)	1,044,125

Income taxes	384,790	(114,687)	270,103

CONSOLIDATED NET INCOME	1,426,161	(652,139)	774,022

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,382	1,497	4,879

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,422,779	$(653,636)	$769,143

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.66	($3.06)	$3.60
DILUTED	$6.63	($3.04)	$3.58

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			213,592,637
DILUTED			214,736,950
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$9,195,588	$—	$9,195,588
Natural gas	130,389	—	130,389
Other	—	96,630	96,630
Total	9,325,977	96,630	9,422,607

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,156,208	33,384	2,189,592
Purchased power	702,459	51,740	754,199
Nuclear refueling outage expenses	111,075	—	111,075
Other operation and maintenance	2,007,231	35,953	2,043,184
Asset write-offs, impairments and related charges (credits)	78,434	(40,356)	38,078
Decommissioning	153,945	36	153,981
Taxes other than income taxes	564,286	2,383	566,669
Depreciation and amortization	1,358,049	4,679	1,362,728
Other regulatory charges (credits) - net	(158,317)	—	(158,317)
Total	6,973,370	87,819	7,061,189

OPERATING INCOME	2,352,607	8,811	2,361,418

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	72,238	—	72,238
Interest and investment income	301,763	(205,513)	96,250
Miscellaneous - net	(143,556)	22,542	(121,014)
Total	230,445	(182,971)	47,474

INTEREST EXPENSE
Interest expense	641,564	140,049	781,613
Allowance for borrowed funds used during construction	(29,565)	—	(29,565)
Total	611,999	140,049	752,048

INCOME BEFORE INCOME TAXES	1,971,053	(314,209)	1,656,844

Income taxes	304,352	(21,534)	282,818

CONSOLIDATED NET INCOME	1,666,701	(292,675)	1,374,026

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,595	1,497	5,092

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,663,106	$(294,172)	$1,368,934

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.87	($1.39)	$6.47
DILUTED	$7.84	($1.39)	$6.45

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			211,420,117
DILUTED			212,195,735
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$11,597,240	$—	$11,597,240
Natural gas	183,442	—	183,442
Other	—	81,471	81,471
Total	11,780,682	81,471	11,862,153

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,355,286	43,850	2,399,136
Purchased power	819,074	36,682	855,756
Nuclear refueling outage expenses	151,892	—	151,892
Other operation and maintenance	2,911,692	55,030	2,966,722
Asset write-offs, impairments, and related charges (credits)	133,303	3,073	136,376
Decommissioning	215,506	81	215,587
Taxes other than income taxes	758,388	2,593	760,981
Depreciation and amortization	1,979,367	6,413	1,985,780
Other regulatory charges (credits) - net	151,891	—	151,891
Total	9,476,399	147,722	9,624,121

OPERATING INCOME	2,304,283	(66,251)	2,238,032

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	115,451	—	115,451
Interest and investment income	646,006	(293,930)	352,076
Miscellaneous - net	(218,989)	(321,236)	(540,225)
Total	542,468	(615,166)	(72,698)

INTEREST EXPENSE
Interest expense	916,577	235,483	1,152,060
Allowance for borrowed funds used during construction	(45,781)	—	(45,781)
Total	870,796	235,483	1,106,279

INCOME BEFORE INCOME TAXES	1,975,955	(916,900)	1,059,055

Income taxes	(294,409)	(408,841)	(703,250)

CONSOLIDATED NET INCOME	2,270,364	(508,059)	1,762,305

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,564	1,996	5,560

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,266,800	$(510,055)	$1,756,745

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$10.63	($2.39)	$8.24
DILUTED	$10.58	($2.38)	$8.20

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			213,195,943
DILUTED			214,279,154
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$12,358,348	$(3)	$12,358,345
Natural gas	197,391	—	197,391
Other	—	139,371	139,371
Total	12,555,739	139,368	12,695,107

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	3,185,391	51,357	3,236,748
Purchased power	989,084	71,341	1,060,425
Nuclear refueling outage expenses	147,482	—	147,482
Other operation and maintenance	2,776,758	55,212	2,831,970
Asset write-offs, impairments, and related charges (credits)	78,434	(40,356)	38,078
Decommissioning	203,838	47	203,885
Taxes other than income taxes	752,367	5,393	757,760
Depreciation and amortization	1,780,523	6,210	1,786,733
Other regulatory charges (credits) - net	(178,269)	—	(178,269)
Total	9,735,608	149,204	9,884,812

OPERATING INCOME	2,820,131	(9,836)	2,810,295

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	95,385	—	95,385
Interest and investment income	395,103	(256,432)	138,671
Miscellaneous - net	(219,315)	(12,048)	(231,363)
Total	271,173	(268,480)	2,693

INTEREST EXPENSE
Interest expense	843,222	183,894	1,027,116
Allowance for borrowed funds used during construction	(38,679)	—	(38,679)
Total	804,543	183,894	988,437

INCOME BEFORE INCOME TAXES	2,286,761	(462,210)	1,824,551

Income taxes	388,345	(35,472)	352,873

CONSOLIDATED NET INCOME	1,898,416	(426,738)	1,471,678

Preferred dividend requirements of subsidiaries and noncontrolling interests	(5,726)	1,996	(3,730)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,904,142	$(428,734)	$1,475,408

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$8.97	($2.02)	$6.95
DILUTED	$8.94	($2.01)	$6.92

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			212,226,396
DILUTED			213,079,304
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended September 30, 2024 vs. 2023
(Dollars in thousands)
(Unaudited)
	2024	2023	Variance

OPERATING ACTIVITIES
Consolidated net income	$645,754	$669,714	$(23,960)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	614,766	551,697	63,069
Deferred income taxes, investment tax credits, and non-current taxes accrued	218,695	213,708	4,987
Asset write-offs, impairments and related charges (credits)	—	38,078	(38,078)
Changes in working capital:
Receivables	(85,566)	(282,742)	197,176
Fuel inventory	18,329	8,892	9,437
Accounts payable	12,286	(36,444)	48,730
Taxes accrued	120,266	132,979	(12,713)
Interest accrued	35,278	59,764	(24,486)
Deferred fuel costs	73,410	56,830	16,580
Other working capital accounts	(5,196)	11,677	(16,873)
Changes in provisions for estimated losses	14,696	9,393	5,303
Changes in regulatory assets	(78,678)	23,913	(102,591)
Changes in other regulatory liabilities	186,057	(103,241)	289,298
Changes in pension and other postretirement funded status	(60,407)	(219,507)	159,100
Other	(147,318)	270,310	(417,628)
Net cash flow provided by operating activities	1,562,372	1,405,021	157,351
INVESTING ACTIVITIES
Construction/capital expenditures	(1,140,577)	(1,062,152)	(78,425)
Allowance for equity funds used during construction	33,126	24,225	8,901
Nuclear fuel purchases	(45,243)	(66,515)	21,272
Payment for purchase of plant and assets	(371,924)	—	(371,924)
Insurance proceeds received for property damages	7,907	13,309	(5,402)
Changes in securitization account	(7,605)	(12,642)	5,037
Payments to storm reserve escrow accounts	(4,342)	(5,240)	898
Receipts from storm reserve escrow accounts	736	—	736
Decrease (increase) in other investments	13,501	(5,260)	18,761
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	5,722	(5,722)
Proceeds from nuclear decommissioning trust fund sales	518,180	370,755	147,425
Investment in nuclear decommissioning trust funds	(538,883)	(395,833)	(143,050)
Net cash flow used in investing activities	(1,535,124)	(1,133,631)	(401,493)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,873,596	1,115,351	758,245
Treasury stock	50,466	1,106	49,360
Retirement of long-term debt	(1,820,046)	(1,110,234)	(709,812)
Changes in commercial paper - net	190,058	242,719	(52,661)
Other	(18,374)	35,937	(54,311)
Dividends paid:
Common stock	(241,720)	(226,257)	(15,463)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by financing activities	29,400	54,042	(24,642)
Net increase in cash and cash equivalents	56,648	325,432	(268,784)
Cash and cash equivalents at beginning of period	1,355,164	1,194,342	160,822
Cash and cash equivalents at end of period	$1,411,812	$1,519,774	$(107,962)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$262,531	$195,030	$67,501
Income taxes	$967	$4,060	$(3,093)

Noncash investing activities:
Accrued construction expenditures	$52,331	$(88,619)	$140,950

Entergy Corporation
Consolidated Cash Flow Statement
Nine Months Ended September 30, 2024 vs. 2023
(Dollars in thousands)
(Unaudited)
	2024	2023	Variance

OPERATING ACTIVITIES
Consolidated net income	$774,022	$1,374,026	$(600,004)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,821,258	1,668,540	152,718
Deferred income taxes, investment tax credits, and non-current taxes accrued	234,693	257,210	(22,517)
Asset write-offs, impairments and related charges (credits)	131,775	38,078	93,697
Pension settlement charge	316,738	—	316,738
Changes in working capital:
Receivables	(273,120)	(217,483)	(55,637)
Fuel inventory	36,653	(34,601)	71,254
Accounts payable	(137,268)	(304,264)	166,996
Taxes accrued	136,812	107,899	28,913
Interest accrued	58,838	66,571	(7,733)
Deferred fuel costs	208,363	620,440	(412,077)
Other working capital accounts	(125,473)	(137,061)	11,588
Changes in provisions for estimated losses	19,326	(7,171)	26,497
Changes in regulatory assets	182,044	415,101	(233,057)
Changes in other regulatory liabilities	566,451	204,817	361,634
Effect of securitization on regulatory asset	—	(491,150)	491,150
Changes in pension and other postretirement funded status	(191,946)	(347,886)	155,940
Other	(650,338)	17,927	(668,265)
Net cash flow provided by operating activities	3,108,828	3,230,993	(122,165)
INVESTING ACTIVITIES
Construction/capital expenditures	(3,264,856)	(3,373,617)	108,761
Allowance for equity funds used during construction	89,196	72,238	16,958
Nuclear fuel purchases	(206,726)	(201,213)	(5,513)
Payment for purchase of plant and assets	(544,538)	(30,433)	(514,105)
Proceeds from sale of assets	—	11,000	(11,000)
Insurance proceeds received for property damages	7,907	19,493	(11,586)
Changes in securitization account	(3,629)	(4,839)	1,210
Payments to storm reserve escrow accounts	(13,937)	(14,320)	383
Receipts from storm reserve escrow accounts	736	—	736
Decrease (increase) in other investments	3,812	(4,998)	8,810
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	23,655	(23,655)
Proceeds from nuclear decommissioning trust fund sales	1,719,342	806,658	912,684
Investment in nuclear decommissioning trust funds	(1,788,922)	(882,686)	(906,236)
Net cash flow used in investing activities	(4,001,615)	(3,579,062)	(422,553)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	6,941,862	3,605,237	3,336,625
Treasury stock	96,448	5,184	91,264
Retirement of long-term debt	(4,199,949)	(3,384,007)	(815,942)
Changes in commercial paper - net	(15,762)	523,484	(539,246)
Capital contributions from noncontrolling interest	—	25,708	(25,708)
Proceeds received by storm trusts related to securitization	—	1,457,676	(1,457,676)
Other	87,166	102,835	(15,669)
Dividends paid:
Common stock	(723,975)	(678,699)	(45,276)
Preferred stock	(13,739)	(13,739)	—
Net cash flow provided by financing activities	2,172,051	1,643,679	528,372
Net increase in cash and cash equivalents	1,279,264	1,295,610	(16,346)
Cash and cash equivalents at beginning of period	132,548	224,164	(91,616)
Cash and cash equivalents at end of period	$1,411,812	$1,519,774	$(107,962)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$795,273	$685,231	$110,042
Income taxes	$8,789	$35,291	$(26,502)

Noncash investing activities:
Accrued construction expenditures	$420,213	$447,095	$(26,882)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2024 vs. 2023
(Dollars in thousands)
(Unaudited)
	2024	2023	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,762,305	$1,471,678	$290,627
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,397,197	2,191,155	206,042
Deferred income taxes, investment tax credits, and non-current taxes accrued	(730,339)	286,728	(1,017,067)
Asset write-offs, impairments and related charges (credits)	136,376	38,078	98,298
Pension settlement charge	316,738	—	316,738
Changes in working capital:
Receivables	46,164	(5,978)	52,142
Fuel inventory	26,088	(47,091)	73,179
Accounts payable	31,948	(346,490)	378,438
Taxes accrued	39,035	22,608	16,427
Interest accrued	11,200	32,323	(21,123)
Deferred fuel costs	347,284	1,048,080	(700,796)
Other working capital accounts	(198,450)	(169,619)	(28,831)
Changes in provisions for estimated losses	(42,134)	69,066	(111,200)
Changes in regulatory assets	202,820	404,832	(202,012)
Changes in other regulatory liabilities	825,439	54,573	770,866
Effect of securitization on regulatory asset	—	(395,230)	395,230
Changes in pension and other postretirement funded status	(454,539)	(789,006)	334,467
Other	(544,969)	141,335	(686,304)
Net cash flow provided by operating activities	4,172,163	4,007,042	165,121
INVESTING ACTIVITIES
Construction/capital expenditures	(4,331,891)	(4,585,622)	253,731
Allowance for equity funds used during construction	115,451	95,385	20,066
Nuclear fuel purchases	(276,486)	(299,207)	22,721
Payment for purchase of plant and assets	(549,199)	(30,433)	(518,766)
Proceeds from sale of assets	—	16,887	(16,887)
Insurance proceeds received for property damages	7,907	19,493	(11,586)
Changes in securitization account	6,703	9,451	(2,748)
Payments to storm reserve escrow accounts	(19,397)	(216,775)	197,378
Receipts from storm reserve escrow accounts	99,265	125,001	(25,736)
Decrease (increase) in other investments	(7,923)	24,912	(32,835)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	23,655	(23,655)
Proceeds from nuclear decommissioning trust fund sales	1,995,406	1,066,040	929,366
Investment in nuclear decommissioning trust funds	(2,091,366)	(1,168,779)	(922,587)
Net cash flow used in investing activities	(5,051,530)	(4,919,992)	(131,538)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	7,609,922	4,308,379	3,301,543
Treasury stock	101,087	5,424	95,663
Common stock	130,649	852,555	(721,906)
Retirement of long-term debt	(5,951,695)	(4,381,268)	(1,570,427)
Changes in commercial paper - net	(228,696)	(35,527)	(193,169)
Capital contributions from noncontrolling interest	—	40,815	(40,815)
Proceeds received by storm trusts related to securitization	—	1,457,676	(1,457,676)
Other	91,926	103,937	(12,011)
Dividends paid:
Common stock	(963,469)	(904,439)	(59,030)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	771,405	1,429,233	(657,828)
Net increase (decrease) in cash and cash equivalents	(107,962)	516,283	(624,245)
Cash and cash equivalents at beginning of period	1,519,774	1,003,491	516,283
Cash and cash equivalents at end of period	$1,411,812	$1,519,774	$(107,962)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$1,097,294	$955,904	$141,390
Income taxes	$16,319	$71,057	$(54,738)

Noncash investing activities:
Accrued construction expenditures	$420,213	$447,095	$(26,882)